ADT INC.
1501 YAMATO ROAD
BOCA RATON, FL 33431-4438

V89798-P46770

Your **Vote** Counts!

ADT INC.

2026 Annual Meeting
Vote by May 26, 2026
11:59 PM ET



You invested in ADT INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 27, 2026.**

Get informed before you vote

View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 13, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 27, 2026
8:30 AM ET

Virtually at:
www.virtualshareholdermeeting.com/ADT2026

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
	To be elected for terms expiring in 2027:	
1a.	Nicole Bonsignore	For
1b.	Thomas Gartland	For
1c.	Reed B. Rayman	For
1d.	Danielle Tiedt	For
1e.	Sigal Zarmi	For
2.	Advisory vote to approve the compensation of our named executive officers.	For
3.	Ratification of the appointment of PricewaterhouseCoopers LLP to be the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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